UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 9, 2009

___________________________

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events

On March 9, 2009, WPCS International Incorporated (the "Company"), acquired Midway Electric Company, an Oregon corporation ("Midway"). The purchase price was $400,000 in cash, subject to adjustment, of which, $40,000 is being held in escrow pending determination of a final net tangible asset valuation.  Midway was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, Midway, Richard Hoffman and Don Kallberg, dated as of March 9, 2009. In connection with the acquisition, Midway entered into an employment agreement with Don Kallberg for a period of two years.

Midway is an electrical contractor specializing in low and high voltage electrical services. Midway focuses on industrial and commercial projects and maintains a strong customer base that includes Armstrong World Industries, Knife River Corporation, Glacier Northwest and the city of St. Helens, Oregon.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated March 10, 2009, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Dated: March 10, 2009	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer